Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Forms S-3 Nos. 333-102965-99, 333-89254-99 and 333-83342-99) pertaining to shares to be sold by certain selling shareholders, in the Registration Statement (Forms S-8 Nos. 333-98253-99 and 333-60852-99) pertaining to the Curative Health Services, Inc. 2000 Stock Incentive Plan, in the Registration Statement (Forms S-8 Nos. 333-98251-99 and 333-73376-99) pertaining to the Curative Health Services, Inc. 2001 Broad-Based Stock Incentive Plan and Non-Qualified Stock Option Agreements for David Lawson, Steven Michurski, and Beth Oliver, in the Registration Statement (Forms S-8 Nos. 333-65753-99 and 333-60854-99) pertaining to the Curative Health Services, Inc. Non-Employee Director Stock Option Plan, as amended, in the Registration Statement (Forms S-8 Nos. 333-65751-99, 33-65712-99, 33-54880-99, 33-45553-99 and 33-44414-99) pertaining to the
Curative Health Services, Inc. and Subsidiaries 1991 Stock Option Plan, as amended, in the Registration Statement (Form S-8 No. 33-65710-99) pertaining to the Curative Health Services, Inc. and Subsidiaries Director Share Purchase Program, in the Registration Statement (Form S-8 No. 33-85188-99) pertaining to the Curative Health Services, Inc. and Subsidiaries Employee 401(k) Savings Plan, in the Registration Statement (Form S-8 No. 333-107305-99) pertaining to Non-Qualified Stock Option Agreements with 14 individuals and in the Registration Statement (Form S-8 No. 333-115808) pertaining to Paul McConnell's Restricted Stock Unit Award Agreement dated April 23, 2004, of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Curative Health Services, Inc. and Subsidiaries, Curative Health Services, Inc. and Subsidiaries' management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Curative Health Services, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                                   /s/ Ernst & Young LLP

Melville, New York
March 11, 2005